Exhibit 99.1

FOR DISTRIBUTION AT 9:00 AM ET	For more information, contact:
AUGUST 15, 2016	Wendy Crites Wacker, APR
Vice President, Global Communications
wwacker@rtix.com
Phone (386) 418-8888

RTI SURGICAL ANNOUNCES CEO BRIAN HUTCHISON TO RETIRE

Hutchison Will Remain At Company To Ensure Orderly Transition

Board Commences Search For New CEO

ALACHUA, Fla. August 15, 2016 – RTI Surgical Inc. (“RTI” or “the company”) (Nasdaq: RTIX), a leading global surgical implant company, today announced that Brian K. Hutchison has informed the RTI board of directors that he has decided to retire from his position as president and chief executive officer and step down from the board of directors. Hutchison has agreed to remain in his current roles to assist the RTI board and management team with an orderly transition to a new leader. RTI’s board is commencing a search for the chief executive officer position.

“We have asked Brian to remain with us to ensure an orderly transition to a new CEO,” said RTI Chairman Curtis M. Selquist. “On behalf of the entire board, I want to recognize Brian for the many contributions he has made to transforming RTI into a leading global provider of surgical implants. RTI has a strong bench of management talent that I know will continue to lead the company forward as it remains focused on developing and delivering exceptional products, and achieving sustainable top- and bottom-line growth.”

“It has been an honor to serve RTI and help it grow into a market leader,” Hutchison said. “I have great confidence in our board and management, and I will work diligently with them during this transition period to help position the company for operational and financial performance over the long term.”

Hutchison joined RTI as president and CEO on Dec. 5, 2001, and oversaw its growth from a small tissue bank in Florida to a leading global player in biologics-based implants. Over the past 15 years, the company has expanded its product portfolio significantly from a few allograft implants used in spinal and orthopedic applications to a multifaceted portfolio of biologic, metals and synthetic products used in a wide array of surgical applications. Through organic growth as well as the acquisitions of Tutogen Medical Inc. in 2008 and Pioneer Surgical Technology in 2013, RTI is now positioned as a solid and respected leader in the donation community and as a well-known innovator of safe, high quality surgical implants to surgeons around the globe. Today, RTI has more than 1,100 employees and four manufacturing facilities dedicated to helping patients worldwide.

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

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